As filed with the Securities and Exchange Commission on March 18, 2024
Registration No. 333-275203

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQUINIX, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0487526 (I.R.S. Employer Identification Number)
EQUINIX EUROPE 2
FINANCING
CORPORATION LLC
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	99-1398934 (I.R.S. Employer Identification Number)
One Lagoon Drive
Redwood City, California 94065
(650) 598-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brandi Galvin Morandi
Kurt Pletcher
Equinix, Inc.
One Lagoon Drive
Redwood City, CA 94065
(650) 598-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Alan F. Denenberg
Emily Roberts
Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 amends the Registration Statement on Form S-3 (Registration No. 333-275203) of Equinix, Inc. filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2023 (the “Initial Registration Statement” and, as amended hereby, the “registration statement”). Equinix, Inc. registered common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units under the Initial Registration Statement. This Post-Effective Amendment is being filed pursuant to Rule 413(b) under the Securities Act for the purpose of (1) adding Equinix Europe 2 Financing Corporation LLC (“Equinix Europe 2 Finco”), an indirect, wholly-owned subsidiary of Equinix, Inc., as a registrant, (2) registering debt securities of Equinix Europe 2 Finco and registering Equinix, Inc.’s full and unconditional guarantees of the debt securities of Equinix Europe 2 Finco, (3) including an at-the-market offering prospectus supplement to reflect the amount of shares of Equinix, Inc.’s common stock that remained available to be sold as of the filing date of the Post-Effective Amendment pursuant to an equity distribution agreement with certain Forward Purchasers, Forward Sellers and Sales Agents named therein, dated November 4, 2022, as amended on October 27, 2023 (as amended, the “Equity Distribution Agreement”), and (4) filing or incorporating by reference additional exhibits to the Initial Registration Statement.
The Post-Effective Amendment contains:
•
a base prospectus to be used by Equinix, Inc. and Equinix Europe 2 Finco in connection with offerings of their respective securities; and

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an at-the-market offering prospectus supplement covering the offering, issuance and sale by Equinix, Inc. of up to a maximum aggregate offering price of $469,667,030 of Equinix, Inc.’s common stock that may be offered, issued and sold from time to time under the Equity Distribution Agreement.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.
The at-the-market offering prospectus supplement immediately follows the base prospectus. The at-the-market offering prospectus supplement did not change the maximum aggregate offering amount of the shares of Equinix, Inc.’s common stock that may be sold pursuant to the Equity Distribution Agreement, which remains at $1,500,000,000, including shares of common stock that have previously been sold under the Equity Distribution Agreement. As of immediately prior to the filing date of the Post-Effective Amendment, Equinix, Inc. has sold 1,357,138 shares of common stock pursuant to the Equity Distribution Agreement for gross proceeds of $1,030,332,970. Shares of Equinix, Inc.’s common stock having an aggregate offering price of up to $469,667,030 remained unsold under the Equity Distribution Agreement and will be sold under the at-the-market offering prospectus supplement and the accompanying prospectus included herein.

PROSPECTUS
Equinix, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities
Equinix Europe 2 Financing Corporation LLC
Debt Securities
Equinix, Inc. may offer from time to time common stock, preferred stock, debt securities, depositary shares representing preferred stock, warrants, purchase contracts, units or guarantees of debt securities, in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. Equinix Europe 2 Financing Corporation LLC (“Equinix Europe 2 Finco”), an indirect, wholly-owned subsidiary of Equinix, Inc., may offer from time to time debt securities that are fully and unconditionally guaranteed by Equinix, Inc. in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. In this prospectus, we refer to the common stock, preferred stock, debt securities, depositary shares representing preferred stock, warrants, purchase contracts, units and guarantees of debt securities registered hereunder collectively as the “securities.” We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and related free writing prospectuses at the time of offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference, and any related free writing prospectuses carefully before you make your investment decision.
Equinix, Inc.’s common stock is listed on the Nasdaq Global Select Market under the symbol “EQIX.”
Investing in these securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 18, 2024

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
As used in this prospectus, the terms “Equinix,” “us,” “we” and “our” refer to Equinix, Inc. and its consolidated subsidiaries, including Equinix Europe 2 Financing Corporation LLC, unless otherwise specified or where it is clear from the context that the term only means Equinix, Inc. or Equinix Europe 2 Financing Corporation LLC. All references in this prospectus to Equinix Europe 2 Finco are to Equinix Europe 2 Financing Corporation LLC.
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EQUINIX
Equinix is the world’s digital infrastructure companyTM. Digital leaders harness our trusted platform to bring together and interconnect the foundational infrastructure that powers their success. We enable our customers to access all the right places, partners and possibilities they need to accelerate their advantage. Platform Equinix® combines a global footprint of International Business Exchange™ (“IBX®”) and xScale® data centers in the Americas, Asia-Pacific, and Europe, the Middle East and Africa regions, interconnection solutions, digital offerings, unique business and digital ecosystems and expert consulting and support.
Our interconnected data centers around the world allow our customers to bring together and interconnect the infrastructure they need to fast-track their digital advantage. With Equinix, they can scale with agility, speed the launch of digital offerings, deliver world-class experiences and multiply their value. We enable them to differentiate by distributing infrastructure and removing the distance between clouds, users and applications in order to reduce latency and deliver a superior customer, partner and employee experience. The Equinix global platform, and the quality of our IBX and xScale data centers, interconnection offerings and edge solutions, have enabled us to establish a critical mass of customers. As more customers choose Platform Equinix for bandwidth cost and performance reasons, it benefits their suppliers and business partners to colocate in the same data centers and connect directly with each other. This adjacency creates a network effect that attracts new customers, continuously enhances our existing customers’ value and enables them to capture further economic and performance benefits from our offerings.
Equinix, Inc. operates as a real estate investment trust for federal income tax purposes (“REIT”).
Equinix Europe 2 Financing Corporation LLC is an indirect, wholly-owned subsidiary of Equinix, Inc. Equinix Europe 2 Finco is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01). Equinix Europe 2 Finco has no operating assets and will not have any operating assets. Equinix Europe 2 Finco does not and will not conduct any operations, other than as related to the issuance, administration, repayment and hedging of any debt securities that Equinix Europe 2 Finco may issue in the future and that will be fully and unconditionally guaranteed by Equinix, Inc. No historical information relating to Equinix Europe 2 Finco is presented or incorporated by reference into this prospectus. Our historical consolidated financial information as of December 31, 2023 and December 31, 2022, and for each of the fiscal years in the three-year period ended December 31, 2023, is incorporated in this prospectus by reference to our annual report on Form 10-K for the fiscal year ended December 31, 2023. See “Where You Can Find More Information.”
Our principal executive offices are located at One Lagoon Drive, Redwood City, CA 94065 and our telephone number is (650) 598-6000. Our website is located at www.equinix.com. Information contained on or accessible through our website is not part of this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, Equinix, Inc., Equinix Europe 2 Finco or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings in amounts, at prices or on terms that will be determined at the time of the offering. This prospectus provides you with a general description of the securities Equinix, Inc., Equinix Europe 2 Finco or the selling securityholders may offer. Each time Equinix, Inc., Equinix Europe 2 Finco or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained
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in this prospectus or any prospectus supplement or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements involve numerous risks and uncertainties and depend on assumptions, data or methods that may be incorrect or imprecise. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section of this prospectus and under the heading “Risk Factors” in the documents incorporated by reference herein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Other information about us is also on our website at www.equinix.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on or accessible through the SEC’s website and the information on or accessible through our website do not constitute a part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:
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Current Reports on Form 8-K filed on February 16, 2024, February 27, 2024 and March 12, 2024;

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Annual Report on Form 10-K for the year ended December 31, 2023; and

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The description of our outstanding common stock contained in our Registration Statement No. 000-31293 on Form 8-A filed with the SEC on August 9, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 598-6000 or by writing to us at the following address:
Equinix, Inc.
One Lagoon Drive
Redwood City, CA 94065
Attn: Investor Relations
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RISK FACTORS
An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.
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USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include working capital, capital expenditures, acquisitions, or retirement of debt.
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DESCRIPTION OF CAPITAL STOCK
The following summary of the terms of Equinix, Inc.’s capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and Equinix, Inc.’s amended and restated certificate of incorporation (our “certificate of incorporation”) and amended and restated bylaws (our “bylaws”). Our certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above. As used in this section under the heading “Description of Capital Stock”, the terms “we”, “our” and “us” refer to Equinix, Inc. only, unless otherwise indicated or the context otherwise requires.
Authorized Capital Stock
Under our certificate of incorporation, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, $0.001 par value per share.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. All dividends are non-cumulative. In the event of the liquidation, dissolution or winding up of Equinix, Inc., the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “EQIX.”
Preferred Stock
Preferred stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in our certificate of incorporation, or in a resolution or resolutions providing for the issue of that series adopted by our board of directors.
Our board of directors has the authority, without stockholder approval, to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law, among other things, the number of shares of the series and the designation thereof, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of any redemption, redemption price or prices and liquidation preferences.
When we or the selling securityholders offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.
The transfer agent for each series of preferred stock will be described in the prospectus supplement.
Restrictions on Ownership and Transfer
To facilitate compliance with the ownership limitations applicable to a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our certificate of incorporation contains restrictions on the ownership and transfer of our capital stock.
These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or that our stockholders might otherwise deem to be in their best interests.
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For us to qualify for taxation as a REIT under the Code, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year. To facilitate compliance with these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our certificate of incorporation contains provisions restricting the ownership or transfer of shares of capital stock.
The relevant sections of our certificate of incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our certificate of incorporation) may beneficially or constructively own more than 9.8% in value of the aggregate of outstanding shares of capital stock, including common stock and preferred stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of capital stock. We refer to these restrictions as the “ownership limits.”
The applicable constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by an individual or entity to be treated as owned by another individual or entity. As a result, the acquisition of less than 9.8% in value of outstanding capital stock or less than 9.8% in value or number of outstanding shares of any class or series of capital stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of outstanding capital stock or 9.8% in value or number of outstanding shares of any class or series of capital stock.
In addition to the ownership limits, our certificate of incorporation prohibits any person from actually or constructively owning shares of capital stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.
Our board of directors has in the past granted ownership limitation waivers and may, in its sole discretion, in the future grant such a waiver to a person exempting them from the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above, and may establish a different limit on ownership for any such person. However, our board of directors may not exempt any person whose ownership of outstanding capital stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by our board of directors for an ownership limitation waiver or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of capital stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must generally agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above) will result in the shares of capital stock being automatically transferred to a trust as described below. As a condition of its waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the waiver or a different limit on ownership.
In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our certificate of incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of capital stock in excess of such percentage will be in violation of the ownership limits.
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Our certificate of incorporation further prohibits:
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any person from transferring shares of capital stock if such transfer would result in shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

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any person from beneficially or constructively owning shares of capital stock if such ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of capital stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.
Pursuant to our certificate of incorporation, if there is any purported transfer of our capital stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to a trustee designated in accordance with the certificate of incorporation upon demand. Our certificate of incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our certificate of incorporation, then the transfer of the excess shares will be automatically void and of no force or effect.
Shares of our capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses described below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds and extraordinary dividends in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such capital stock will be promptly paid to the charitable beneficiary.
After receiving notice that the shares have been transferred to the trust, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the
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amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.
The trustee will be indemnified by us or from the proceeds of sales of capital stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our certificate of incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.
The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.
Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
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to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.
In addition, if the board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our capital stock set forth in our certificate of incorporation, the board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing us to repurchase shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
From time to time, at our request, every person that is an owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of any class or series of our capital stock, must provide us written notice of its name and address, the number of shares of each class and series of our capital stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our capital stock, and any person (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Bylaws and Delaware law
Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which
8

stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Among other things, our certificate of incorporation and bylaws:
•
permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•
provide that, subject to the terms of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;

•
provide that, subject to the terms of any series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•
do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

•
provide that, subject to exceptions, certain waivers we may grant and constructive ownership rules, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of Equinix stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of Equinix stock (as described above in “Restrictions on Ownership and Transfer”);

•
provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors;

•
permit stockholders to act by written consent so long as stockholders holding at least 25% of the voting power of the outstanding capital stock request that the board of directors set a record date for the action by written consent, and in connection with such a request for the establishment of a record date, provide certain information, make certain representations and comply with certain requirements relating to the proposed action and their ownership of our stock; and

•
provide that special meetings of our stockholders may be called in limited circumstances. Special meetings of stockholders may be called by our board of directors or the chairman of the board of directors, the President or the Secretary and may not be called by any other person. A special meeting of stockholders shall be called by our Secretary at the written request of holders of record of at least 15% of the voting power of our outstanding capital stock entitled to vote on the matters to be brought before the proposed special meeting.

Delaware Takeover Statute.   We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. DGCL Section 203 restricts the ability of certain Delaware corporations, including those whose securities are listed on the Nasdaq Global Select Market, from engaging under certain circumstances in a business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder. For purposes of DGCL Section 203, a business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of 10% or more of our assets. In general, DGCL Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may opt out of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the
9

corporation’s outstanding voting shares. We have not opted out of the provisions of DGCL Section 203 in our certificate of incorporation or bylaws.
Forum Selection
Our bylaws include a forum selection provision providing that, unless the Company consents in writing, a state court located in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any stockholder to bring any derivative action, any action asserting a claim of breach of fiduciary duties, any action asserting a claim arising from a provision of the Delaware General Corporation Law or the certificate of incorporation or our bylaws or any action asserting a claim governed by the internal affairs doctrine.
Transfer Agent and Registrar
The transfer agent and registrar for the shares of our common stock is Computershare Trust Company, N.A.
10

DESCRIPTION OF DEBT SECURITIES
Debt Securities of Equinix, Inc.
Any debt securities Equinix, Inc. may issue will constitute either senior or subordinated debt of Equinix, Inc. Any debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. Any debt securities offered by Equinix, Inc. will be issued under an indenture between Equinix, Inc. and U.S. Bank Trust Company, National Association, as trustee, or one or more separate indentures between Equinix, Inc. and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.
Debt Securities of Equinix Europe 2 Financing Corporation LLC
Any debt securities Equinix Europe 2 Finco may issue will constitute either senior or subordinated debt of Equinix Europe 2 Finco. Any debt securities of Equinix Europe 2 Finco that may be offered hereunder will be fully and unconditionally guaranteed by Equinix, Inc. Any debt securities offered by Equinix Europe 2 Finco will be issued under an indenture among Equinix Europe 2 Finco, as issuer, Equinix, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as trustee, or one or more separate indentures between Equinix Europe 2 Finco, Equinix, Inc. and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the full and unconditional guarantee by Equinix, Inc. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.
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DESCRIPTION OF DEPOSITARY SHARES
Equinix, Inc. may offer depositary shares representing fractional interests in shares or multiple shares of Equinix, Inc.’s preferred stock. The depositary shares may be issued under one or more preferred stock depositary agreements between Equinix, Inc. and a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares Equinix, Inc. offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if Equinix, Inc. offers depositary shares. For more information on how you can obtain copies of any depositary agreement if Equinix, Inc. offers depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
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DESCRIPTION OF WARRANTS
Equinix, Inc. may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Equinix, Inc. and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
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DESCRIPTION OF PURCHASE CONTRACTS
Equinix, Inc. may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by Equinix, Inc. or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•
currencies; or

•
commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate Equinix, Inc. to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Equinix, Inc. may, however, satisfy its obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
Any purchase contracts Equinix, Inc. may issue may require Equinix, Inc. to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Equinix, Inc.’s obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.
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DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, Equinix, Inc. may issue units consisting of one or more purchase contracts, warrants, depositary shares representing preferred stock, debt securities, guarantees of debt securities, shares of preferred stock, shares of common stock or any combination of such securities.
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PLAN OF DISTRIBUTION
Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:
•
to or through underwriters or dealers;

•
in short or long transactions;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents; or

•
through a combination of any of these methods of sale.

The prospectus supplement will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of such securities and the proceeds to be received by Equinix, Inc. and/or Equinix Europe 2 Finco, if any;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.
Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a
16

specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders, if applicable, to indemnification by Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Equinix and its affiliates in the ordinary course of business.
Each series of securities other than the common stock, which is listed on The Nasdaq Global Select Market, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.
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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the legality of any securities offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California, and for any underwriters or agents, by counsel named in the applicable prospectus supplement. Certain tax matters will be passed upon for us by Sullivan & Worcester LLP, Boston, Massachusetts.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
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 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-275203
Prospectus Supplement
Equinix, Inc.
$469,667,030
Common Stock

Equinix, Inc. is party to an equity distribution agreement, dated November 4, 2022. On October 27, 2023, for the sole purpose of appointing Banco Santander, S.A. as a Forward Purchaser (as defined below) and Santander US Capital Markets LLC as a Forward Seller (as defined below) under the equity distribution agreement, Equinix, Inc. entered into Amendment No. 1 to Equity Distribution Agreement (the “Amendment”) with Citigroup Global Markets Inc. (“Citigroup”), BofA Securities, Inc. (“BofA”), Deutsche Bank Securities Inc. (“DB”), Goldman Sachs & Co. LLC (“Goldman”), HSBC Securities (USA) Inc. (“HSBC”), ING Financial Markets LLC (“ING”), J.P. Morgan Securities LLC (“JPM”) and Santander US Capital Markets LLC (“Santander”) (each, a “Sales Agent”, and collectively, the “Sales Agents”), Citibank, N.A., Bank of America, N.A., Deutsche Bank AG, London Branch, Goldman, HSBC Bank USA, National Association, JPMorgan Chase Bank, National Association, New York Branch and Banco Santander, S.A. (each in its capacity as purchaser under any forward sale agreement (as described below), a “Forward Purchaser” and collectively, the “Forward Purchasers”) and Citigroup, BofA, DB, Goldman, HSBC, JPM and Santander (each, as agent for its affiliated Forward Purchaser in connection with the offering and sale of any shares of our common stock hereunder in connection with a forward sale agreement (as described below), a “Forward Seller” and collectively, the “Forward Sellers”). The Amendment did not change the maximum aggregate offering amount of the shares of our common stock that may be sold pursuant to the equity distribution agreement, which remains at $1,500,000,000, including shares of common stock that have previously been sold under the equity distribution agreement. The equity distribution agreement, as amended by the Amendment, is referred to in this prospectus supplement as the “Equity Distribution Agreement.” This prospectus supplement, together with the accompanying prospectus, relates to shares of our common stock that may be offered and sold under the Equity Distribution Agreement.
We may offer and, if applicable, sell shares of our common stock having an aggregate offering price of up to $1,500,000,000 under the Equity Distribution Agreement, including pursuant to forward sale agreements entered into pursuant to the Equity Distribution Agreement. As of immediately prior to the filing date of this prospectus supplement, we have sold 1,357,138 shares of common stock pursuant to the Equity Distribution Agreement for gross proceeds of $1,030,332,970. Shares of our common stock having an aggregate offering price of up to $469,667,030 remained unsold under the Equity Distribution Agreement and will be offered and sold under this prospectus supplement and the accompanying prospectus. Accordingly, this prospectus supplement covers the offer and sale of shares of our common stock having an aggregate offering price of up to $469,667,030 to be sold under the Equity Distribution Agreement as of the date of this prospectus supplement. Our common stock is listed on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol EQIX. On March 15, 2024, the last reported sale price of our common stock on the Nasdaq was $850.39 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted by law including, without limitation, “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or sales made by means of ordinary brokers’ transactions. No Sales Agent is required to sell any specific amount of securities, but each Sales Agent will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations, on mutually agreed terms between each Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay each Sales Agent a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of the shares of our common stock issued by us and sold through such Sales Agent as our sales agent under the Equity Distribution Agreement. In connection with the sale of the common stock on our behalf, each Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to each Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to each Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.
The Equity Distribution Agreement provides that, in addition to the issuance and sale of our common stock by us through the Sales Agent, we may also enter into one or more forward sale agreements under the master forward confirmation and the related supplemental confirmation between us and each of the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.
In connection with any forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales prices of all borrowed shares of Equinix, Inc.’s common stock sold during the applicable forward hedge selling period by it as a Forward Seller.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the risks described in “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Citigroup	BofA Securities
Deutsche Bank Securities	Goldman Sachs & Co. LLC
HSBC	ING
J.P. Morgan	Santander

March 18, 2024

Prospectus Supplement
S-i

About This Prospectus Supplement
This document consists of two parts. The first part is the prospectus, dated March 18, 2024, which describes more general information regarding the securities of Equinix, Inc. and Equinix Europe 2 Financing Corporation LLC, some of which does not apply to this offering. The second part is this prospectus supplement which describes the specific terms of this common stock offering and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. This prospectus supplement and the accompanying prospectus relate to the Equity Distribution Agreement dated November 4, 2022, as amended on October 27, 2023, by and among Equinix, Inc., the Sales Agents, Forward Sellers and Forward Purchasers named therein. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.
This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us and our subsidiaries that is not included in or delivered with this prospectus supplement or the accompanying prospectus. Information incorporated by reference is available without charge to prospective investors upon written request to us at One Lagoon Drive, Redwood City, CA 94065, or by telephone at (650) 598-6000.
Neither we nor the Sales Agents, the Forward Sellers nor the Forward Purchasers (nor their affiliates) are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the common stock under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the Sales Agents, the Forward Sellers nor the Forward Purchasers (nor their affiliates) will have any responsibility therefor.
References to “Equinix,” the “Company,” “we,” “our” and “us” and similar terms mean Equinix, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. References to “us” and “our” in the context of “our common stock,” “common stock issued by us” and similar terms mean Equinix, Inc.
S-ii

Forward-Looking Statements
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein are based upon current expectations that involve risks and uncertainties. Any statements contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements involve numerous risks and uncertainties and depend on assumptions, data or methods that may be incorrect or imprecise. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section of this prospectus supplement and under the heading “Risk Factors” in the documents incorporated by reference herein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements contained in this prospectus supplement and the accompanying prospectus are based on information available to us as of the date of such statements and we assume no obligation to update any such forward-looking statements.
Where You Can Find More Information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Incorporation by Reference
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement:
•
Current Reports on Form 8-K filed on February 16, 2024, February 27, 2024 and March 12, 2024;

•
Annual Report on Form 10-K for the year ended December 31, 2023; and

•
The description of our outstanding common stock contained in our Registration Statement No. 000-31293 on Form 8-A filed with the SEC on August 9, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, except as expressly set forth by specific reference above.
You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 598-6000 or by writing to us at the following address:
S-iii

Equinix, Inc.
One Lagoon Drive
Redwood City, CA 94065
Neither we nor the Sales Agents, Forward Sellers nor Forward Purchasers have authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Sales Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Sales Agents are not, making an offer or sale of shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date appearing on the front cover of this prospectus supplement or the date of the accompanying prospectus or the applicable incorporated document, regardless of the time of delivery of such document. Our business, financial condition, results of operations and prospects may have changed since that date. It is important that you read and consider all of the information contained in or incorporated by reference into this prospectus supplement and the information contained in or incorporated by reference into the accompanying prospectus in making your investment decision.
S-iv

Prospectus Summary
This summary highlights information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of our business and financial affairs, we encourage you to read this entire prospectus supplement, the accompanying prospectus, any related free writing prospectuses, and the sections titled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” together with our consolidated financial statements and the related notes thereto in our most recent Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our common stock.
Overview
Equinix is the world’s digital infrastructure companyTM. Digital leaders harness our trusted platform to bring together and interconnect the foundational infrastructure that powers their success. We enable our customers to access all the right places, partners and possibilities they need to accelerate their advantage. Platform Equinix® combines a global footprint of International Business Exchange™ (“IBX®”) and xScale® data centers in the Americas, Asia-Pacific, and Europe, the Middle East and Africa regions, interconnection solutions, digital offerings, unique business and digital ecosystems and expert consulting and support.
Our interconnected data centers around the world allow our customers to bring together and interconnect the infrastructure they need to fast-track their digital advantage. With Equinix, they can scale with agility, speed the launch of digital offerings, deliver world-class experiences and multiply their value. We enable them to differentiate by distributing infrastructure and removing the distance between clouds, users and applications in order to reduce latency and deliver a superior customer, partner and employee experience. The Equinix global platform, and the quality of our IBX and xScale data centers, interconnection offerings and edge solutions, have enabled us to establish a critical mass of customers. As more customers choose Platform Equinix for bandwidth cost and performance reasons, it benefits their suppliers and business partners to colocate in the same data centers and connect directly with each other. This adjacency creates a network effect that attracts new customers, continuously enhances our existing customers’ value and enables them to capture further economic and performance benefits from our offerings.
Equinix, Inc. operates as a real estate investment trust for federal income tax purposes (“REIT”).
Company Information
Our principal executive offices are located at One Lagoon Drive, Redwood City, CA 94065 and our telephone number is (650) 598-6000. Our website is located at www.equinix.com. Information contained on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the section titled “Description of Capital Stock” in the accompanying prospectus.
Issuer
Equinix, Inc., a Delaware corporation.
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $469,667,030.
Manner of offering
“At-the-market” and other offerings that may be made from time to time through our Sales Agents, Forward Purchasers and Forward Sellers. See “Plan of Distribution” on page S-9.
Use of proceeds
We intend to use the net proceeds from this offering and upon settlement of any forward sale agreement, in each case, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page S-7.
Nasdaq symbol for our common stock
“EQIX”.
Risk factors
Investing in our common stock involves risk. See “Risk Factors” in this prospectus supplement and “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Transfer restrictions
In connection with maintaining our qualification for taxation as a REIT, Equinix, Inc.’s amended and restated certificate of incorporation (our “certificate of incorporation”) includes various restrictions on the ownership and transfer of our stock, including among others, a restriction that, subject to certain exceptions, prohibits any person from owning more than 9.8% (in value or in number, whichever is more restrictive) of our outstanding shares of common stock or 9.8% in value of our outstanding shares of capital stock.
Transfer agent and registrar
Computershare Trust Company, N.A.

Risk Factors
An investment in our common stock involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the common stock could decline and our ability to pay dividends may be negatively affected due to any of these risks or other factors, and you may lose all or part of your investment.
Additional Risks Related to Our Common Stock
The market price of our common stock may continue to be highly volatile, and the value of an investment in our common stock may decline.
The market price of the shares of our common stock has recently been and may continue to be highly volatile. General economic and market conditions, like the ones we are currently experiencing, and market conditions for telecommunications and real estate investment trust stocks in general, may affect the market price of our common stock.
Announcements by us or others, or speculations about our future plans, may also have a significant impact on the market price of our common stock. These may relate to:
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our results of operations or forecasts;

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new issuances of equity, debt or convertible debt by us;

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increases in market interest rates and changes in other general market and economic conditions, including inflationary concerns;

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changes to our capital allocation, tax planning or business strategy;

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our qualification for taxation as a REIT and our declaration of distributions to our stockholders;

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changes in U.S. or foreign tax laws;

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changes in management or key personnel;

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developments in our relationships with customers;

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announcements by our customers or competitors;

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changes in regulatory policy or interpretation;

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governmental investigations;

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changes in the ratings of our debt or stock by rating agencies or securities analysts;

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our purchase or development of real estate and/or additional IBX data centers;

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our acquisitions of complementary businesses; or

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the operational performance of our IBX data centers.

The stock market has from time to time experienced extreme price and volume fluctuations, which have particularly affected the market prices for telecommunications companies, and which have often been unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets may affect the market value of our common stock. Furthermore, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation.

We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and/or damages, and divert management’s attention from other business concerns, which could seriously harm our business.
We may use the net proceeds of this offering in ways with which you may not agree and in ways that may not earn a profit.
We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes, which may include, among other things, repayment of indebtedness, capital expenditures and working capital. In addition, we have in the past made a number of acquisitions of complementary businesses and assets and we expect to regularly evaluate opportunities to acquire complementary businesses or assets in the future. We may use the net proceeds to fund all or a portion of the cost of any such acquisitions. See “Use of Proceeds.” You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits.
The issuance of shares under the Equity Distribution Agreement and any forward sale agreement may be dilutive and there may be future dilution of our common stock.
The issuance of common stock in this offering, as well as any shares issued by us in connection with a physical or net share settlement in respect of a forward sale agreement, the receipt of the expected net proceeds and the use of those proceeds, may have a dilutive effect on our expected net income available to common shareholders per share and funds from operations per share. The actual amount of dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are not restricted from issuing additional securities in the future, including common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or any substantially similar securities. The market price of our common stock could decline as a result of issuances or sales of a large number of shares of our common stock in the market after this offering or the perception that such issuances or sales could occur. Additionally, future issuances or sales of a large number of shares of our common stock may be at prices below the offering price of the shares of common stock offered by this prospectus supplement and may adversely impact the market price of our common stock.
Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
If we enter into one or more forward sale agreements, the relevant Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to physically settle on a date specified by such Forward Purchaser if:
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in such Forward Purchaser’s good faith, commercially reasonable judgment, it or its affiliate (x) is unable to hedge its exposure under such forward sale agreement because an insufficient number of shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

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we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) payable in securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) of any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

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certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;

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an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of shares of our common stock) or the occurrence of a change in law under such forward sale agreement; or

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certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the physical settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement, which will be no earlier than one (1) month or later than twelve (12) months following the trade date of that forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. We intend to physically settle each forward sale agreement by delivery of shares of our common stock. However, we may elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement of a particular forward sale agreement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the number of shares of our common stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The purchase of our common stock in connection with a Forward Purchaser or its affiliate unwinding such Forward Purchaser’s hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.
If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares during the applicable unwind period under that particular forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under that particular forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our common stock having a value equal to the difference. See “Plan of Distribution” for information on the forward sale agreements.
The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the overnight bank funding rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price.

In case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of shares of our common stock.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

Use of Proceeds
The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement as a source of financing. We intend to use the net proceeds, if any, (x) from this offering, after deducting the Sales Agents’ commissions and our offering expenses and (y) payable upon settlement of any forward sale agreement, in each case, for general corporate purposes, which may include repaying or refinancing a portion of our outstanding indebtedness and funding working capital, capital expenditures or acquisitions.
We will not initially receive any proceeds from any sales of our common stock by a Forward Seller in connection with any forward sale agreement. We expect to fully physically settle each particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement initially will be equal to the gross sales prices of all borrowed shares of our common stock sold by the relevant Forward Seller during the applicable forward hedge selling period less a forward hedge selling commission of up to 2.0% of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as Forward Seller. The forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the particular forward sale agreement. If the overnight bank funding rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price. If we elect to net share settle any particular forward sale agreement, we will not receive any proceeds upon settlement of such forward sale agreement. If we elect to cash settle any particular forward sale agreement, we may receive substantially less (or no) cash proceeds at settlement of such forward sale agreement, and we may owe cash to the forward purchaser under such forward sale agreement.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell borrowed shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Purchaser. Such entity will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement. See “Plan of Distribution.”

Material U.S. Federal Income Tax Considerations
The following supplements and updates the summary of U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our common stock contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 16, 2024, ( the “REIT Taxation Current Report”), which is incorporated in this prospectus supplement by reference. Sullivan & Worcester LLP will render a legal opinion that the discussions in this section and in Exhibit 99.1 to our REIT Taxation Current Report in all material respects are the material U.S. federal income tax considerations relevant to owners of our common stock, and the opinions of counsel referred to here and in that section represent Sullivan & Worcester LLP’s opinions on those subjects.
Specifically, subject to qualifications and assumptions to be contained in its opinion and in Exhibit 99.1 to our REIT Taxation Current Report, Sullivan & Worcester LLP will give an opinion to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the United States Internal Revenue Code of 1986, as amended (the “Code”), and that our actual method of operation will enable us, and our proposed method of operation will continue to enable us, to meet the requirements for qualification and taxation as a REIT under the Code, it being understood that our actual qualification for taxation as a REIT, however, will depend on our continued ability to meet, and our meeting, through actual annual operating results and distributions, the various qualification tests under the Code.
Subject to the detailed discussion contained in Exhibit 99.1 to our REIT Taxation Current Report, we believe that we have qualified for taxation, and we intend to remain qualified for taxation, as a REIT under the Code. As a REIT, we generally will not be subject to U.S. federal income tax on our net income distributed as dividends to our stockholders. Our distributions to you generally are includable in your income as dividends to the extent these distributions do not exceed allocable current or accumulated earnings and profits; distributions in excess of allocable current or accumulated earnings and profits generally are treated for U.S. federal income tax purposes as a return of capital to the extent of your basis in our stock, and consequently, reduce your basis.
We encourage you to consult your tax advisor regarding the specific U.S. federal, state, local, foreign and other tax consequences to you of the acquisition, ownership and disposition of our common stock.

Plan of Distribution
Equinix, Inc. has entered into an Equity Distribution Agreement, dated as of November 4, 2022, as amended as of October 27, 2023, with the Sales Agents, Forward Purchasers and Forward Sellers, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $1,500,000,000 from time to time through or to the Sales Agents, as our sales agents and/or principals, or pursuant to forward sale agreements under the master forward confirmation we entered into with the Forward Purchasers. In no event will the aggregate shares of our common stock offered, and if applicable, sold under the Equity Distribution Agreement, including pursuant to the forward sale agreements, have an aggregate offering price in excess of $1,500,000,000. As of immediately prior to the filing date of this prospectus supplement, we have sold 1,357,138 shares of common stock pursuant to the Equity Distribution Agreement for gross proceeds of $1,030,332,970. Shares of our common stock having an aggregate offering price of up to $469,667,030 remained unsold under the Equity Distribution Agreement and will be offered and sold under this prospectus supplement and the accompanying prospectus. Accordingly, this prospectus supplement covers the offer and sale of shares of our common stock having an aggregate offering price of up to $469,667,030 to be sold under the Equity Distribution Agreement as of the date of this prospectus supplement.
The sales, if any, of shares of our common stock under the Equity Distribution Agreement will be made by any method permitted by law including, without limitation, an “at the market offering” as defined in Rule 415 under the Securities Act, sales made by means of ordinary brokers’ transactions, or sales made to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In addition, our common stock may be offered and sold by such other methods, including privately negotiated transactions, as we and the Sales Agents may agree.
The Equity Distribution Agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the Sales Agents, we may also enter into one or more forward sale agreements under the master forward confirmation we entered into with the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying such forward sale agreement.
Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we, the Sales Agents, or the Forward Sellers may agree upon. In connection with any sale of our common stock hereunder, each Sales Agent, Forward Purchaser, or Forward Seller may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each Sales Agent, Forward Purchaser or Forward Seller may be deemed to be underwriting commissions or discounts. We have agreed to indemnify each Sales Agent, Forward Purchaser and Forward Seller with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act, or contribute to payments that such Sales Agent, Forward Purchaser or Forward Seller may be required to make in respect of those liabilities.
We will report at least quarterly the number of shares of our common stock sold through or to the Sales Agents, as sales agents and/or principals, in at-the-market offerings and the net proceeds received by us in connection with such sales of our common stock.
We have agreed to pay certain fees, costs and expenses of external counsel to the Sales Agents, Forward Purchasers and Forward Sellers in connection with the Equity Distribution Agreement and the offering hereby, including in connection with initial documentation of the offering contemplated by this prospectus supplement and certain fees and expenses in connection with continuing due diligence.
We have represented to the Sales Agents, Forward Purchasers and Forward Sellers, that our common stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder. If the Sales Agents, Forward Purchasers, Forward Sellers, or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the others and sales of common stock under the Equity Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Sales Agents, Forward Purchasers, Forward Sellers and us.

The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all of our common stock subject to the Equity Distribution Agreement and (2) termination of the Equity Distribution Agreement by either us or, with respect to any Sales Agent, Forward Purchaser or Forward Seller, such Sales Agent, Forward Purchaser or Forward Seller at any time in the respective party’s sole discretion, provided, however, that the Equity Distribution Agreement and the obligations thereunder will remain in full force and effect with respect to the Sales Agents, Forward Purchasers and Forward Sellers that have not so terminated their obligations.
The Equity Distribution Agreement provides that we may also in the future enter into one or more terms agreements with one or more of the Sales Agents from time to time, on terms mutually satisfactory to us and such Sales Agent, to the extent we determine to sell shares of our common stock under the Equity Distribution Agreement directly to such Sales Agent as principal.
The expenses in connection with the initiation of the at-the-market offering incurred by the Company, excluding sale commissions, are estimated at $600,000 and are payable by us.
Our common stock is listed on the Nasdaq under the symbol “EQIX.”
Sales through the Sales Agents
Pursuant to the Equity Distribution Agreement, sales of our common stock may be made through only one Sales Agent at any time. We may, in our discretion and upon notice to the Sales Agents, from time to time change the Sales Agent through which sales of our common stock may be made under the Equity Distribution Agreement. From time to time during the term of the Equity Distribution Agreement, we may instruct the selling Sales Agent to sell shares of our common stock as set forth in the Equity Distribution Agreement, specifying in our discretion in such instruction the length of the selling period, the maximum amount of shares of our common stock to be sold, the minimum price below which sales may not be made, and other limitations as mutually agreed between us and the selling Sales Agent. Upon receipt of such instruction from us, and subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents have agreed to use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell such shares of our common stock on such terms. We or any Sales Agent may suspend the offering of our common stock at any time upon proper notice to the other parties, at which time the sales of our common stock under the Equity Distribution Agreement will immediately terminate for the specified period of time. Settlement for sales of our common stock will occur on the second trading date following the date such sales were made. The obligation of the Sales Agents to sell shares of our common stock pursuant to the Equity Distribution Agreement is subject to a number of conditions, which the Sales Agents may waive in their sole discretion.
The obligations of the Sales Agents under the Equity Distribution Agreement, including their agreement to sell shares of our common stock on our behalf, are several and not joint.
We will pay the relevant Sales Agent a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of the relevant shares of common stock issued by us and sold through such Sales Agent as our sales agent under the Equity Distribution Agreement.
The Sales Agents, in their capacity as agents, will not engage in any prohibited stabilizing transactions.
Sales through the Forward Sellers
From time to time during the term of the Equity Distribution Agreement, and subject to the terms and conditions set forth therein and in the related master forward confirmation, we may deliver a forward placement notice relating to a forward sale to any of the Forward Purchasers and the applicable Forward Seller. Subject to the terms and conditions of the Equity Distribution Agreement and the applicable forward sale agreement, the Forward Purchaser or its affiliate will use commercially reasonable efforts consistent with its normal trading and sales practices to borrow, and the affiliated Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the borrowed shares of our common stock on such terms to hedge such Forward Purchaser’s exposure under that particular forward sale agreement. We or the relevant Forward Seller may immediately suspend or terminate the offer and sale of our common stock in respect of a forward sale agreement at any time upon proper notice to the other.

In connection with each forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed percentage of the gross sales price of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as Forward Seller. We refer to this commission rate as the forward selling commission. The forward selling commission will not exceed, but may be lower than, 2.0%. The forward hedge selling period will be the period of consecutive trading days determined by us in our sole discretion and as specified in the relevant forward placement notice.
The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the Equity Distribution Agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.
The forward sale agreements, the terms of which may not be less than one (1) month or more than twelve (12) months, will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the overnight bank funding rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the forward sale price.
Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward sale agreement.
If we elect to physically settle any forward sale agreement, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our common stock underlying the particular forward sale agreement. If we elect cash settlement or net share settlement with respect to all or a portion of the number of shares of our common stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our common stock during the applicable unwind period in respect of a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our common stock during the applicable unwind period in respect of a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our common stock having a value equal to the difference.
In addition, the purchase of our common stock in connection with the relevant Forward Purchaser or its affiliate unwinding the Forward Purchaser’s hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors.”
Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by such event) and require us to physically settle on a date specified by such Forward Purchaser if (1) in such Forward Purchaser’s good faith commercially reasonable judgment, it or its affiliate (x) is unable to hedge its exposure under such forward sale agreement because an insufficient number of shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement; (2) we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) payable in securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) of any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded; (4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization or insolvency or a delisting of our common stock) or the occurrence of a change in law under the forward sale agreement; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement). A Forward Purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to physically settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not deliver any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreement. See “Risk Factors.”
Relationships with Sales Agents
The Sales Agents and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage activities.
Certain of the Sales Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions and reimbursement of expenses for these transactions. Affiliates of certain Sales Agents are lenders and/or agents under our credit facility, and certain Sales Agents and their affiliates may from time to time hold our senior notes for their own account. To the extent we use the net proceeds of this offering to reduce indebtedness outstanding under our existing credit facility or our senior notes, such Sales Agents or affiliates thereof, as applicable, will receive a pro rata portion of such payments. Certain of the Sales Agents have acted as underwriters for our senior notes. Certain of the Sales Agents or their affiliates routinely hedge, certain of the Sales Agents or their affiliates are likely to hedge or otherwise reduce, and certain other of the Sales Agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Sales Agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our senior notes. Any such credit default swaps or short positions could adversely affect future trading prices of the existing senior notes. Certain of the Sales Agents or their affiliates are customers of ours and engage in transactions with us or our affiliates in the ordinary course of business.
In addition, from time to time, certain of the Sales Agents and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the Sales Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Sales Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.
Other Relationships
If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell borrowed shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Purchaser. Such entity will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.
In addition, from time to time, certain of the Sales Agents, Forward Purchasers, Forward Sellers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the Sales Agents, Forward Purchasers, Forward Sellers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Sales Agents, Forward Purchasers, Forward Sellers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Shares may be made at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Sales Agent, Forward Purchasers, or Forward Sellers for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall result in a requirement for the Company or any Sales Agent, Forward Purchaser or Forward Seller to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the Shares acquired by it in such offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the Sales Agent, Forward Purchaser, or Forward Seller has been obtained to each such proposed offer or resale.
The Company, the Sales Agent, Forward Purchaser or Forward Seller and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the Sales Agent, Forward Purchaser, or Forward Seller of such fact in writing may, with the prior consent of the Sales Agent, Forward Purchaser, or Forward Seller, be permitted to acquire shares in such offer.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Sales Agent, Forward Purchaser, or Forward Seller for any such offer; or

(c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of shares shall result in a requirement for the Issuer or any Sales Agent, Forward Purchaser, or Forward Seller to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the Sales Agents, Forward Purchasers and Forward Sellers and the Company that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the Sales Agent, Forward Purchaser or Forward Seller has been obtained to each such proposed offer or resale.
The Company, the Sales Agent, Forward Purchaser or Forward Seller and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the Sales Agent, Forward Purchaser or Forward Seller of such fact in writing may, with the prior consent of the Sales Agent, Forward Purchaser, or Forward Seller be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Sales Agents are not required to comply with the disclosure requirements of NI 33-105 regarding Sales Agent conflicts of interest in connection with this offering.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Switzerland
The Company has not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the shares being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licensable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an offer or solicitation to purchase or invest in the shares. The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Singapore
The shares which are the subject of this prospectus supplement do not represent units in a collective investment scheme which is authorized or recognized by the Monetary Authority of Singapore (MAS) under Section 286 or 287 of the Securities and Futures Act (Chapter 289 of Singapore) (SFA) and this Information Memorandum has not been registered as a prospectus with the Monetary Authority of Singapore under the SFA. This prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares will not be circulated or distributed, nor will the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than institutional investors as defined in Section 4A of the SFA or relevant regulations thereunder.
Legal Matters
The validity of the shares of common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California. Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon our qualification and taxation as a REIT. The Sales Agents have been represented by Simpson Thacher & Bartlett LLP, Palo Alto, California.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$469,667,030
Equinix, Inc.
Common Stock
Citigroup	BofA Securities
Deutsche Bank Securities	Goldman Sachs & Co. LLC
HSBC	ING
J.P. Morgan	Santander

Prospectus Supplement
March 18, 2024

PART II
Information Not Required In Prospectus
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.
Amount to Be Paid
Registration fee	$	*
Printing		**
Legal fees and expenses		**
Transfer agent and trustee fees		**
Rating agency fees		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**
Not presently known.

Item 15.    Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article VI of Equinix, Inc.’s bylaws provides for mandatory indemnification of its directors and officers and those serving at Equinix, Inc.’s request as directors, officers, employees or agents of other organizations to the maximum extent permitted by the Delaware General Corporation Law. Equinix, Inc.’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Equinix, Inc. has entered into indemnification agreements with its officers and directors. The indemnification agreements provide Equinix, Inc.’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Equinix, Inc. maintains liability insurance for its directors and officers.
Section 7.2 of the limited liability company agreement of Equinix Europe 2 Finco provides that Equinix Europe 2 Finco will, to the fullest extent to which it is empowered to do so by the Delaware Limited Liability Company Act or any other applicable law, indemnify and make advances for expenses to any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member, manager, or officer of Equinix Europe 2 Finco, against losses, damages, expenses (including attorney’s fees), judgments, fines and amounts reasonably incurred by him or her in connection with such action, suit or proceeding.

Item 16.    Exhibits and Financial Statement Schedules
(a)
The following exhibits are filed as part of this registration statement:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
1.1	Form of Underwriting Agreement*
1.2	Equity Distribution Agreement, dated as of November 4, 2022, by and among Equinix, Inc. and Citigroup Global Markets Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, J.P. Morgan Securities LLC and Santander Investment Securities Inc., acting as managers, Citibank N.A., Bank of America, N.A., Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, HSBC Bank USA, National Association and JPMorgan Chase Bank, National Association, New York Branch, acting as forward purchasers and Citigroup Global Markets Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, acting as forward sellers.	8-K	11/7/22	1.1
1.3	Amendment No.1 to Equity Distribution Agreement, dated as of October 27, 2023, by and among Equinix, Inc. and Citigroup Global Markets Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, J.P. Morgan Securities LLC and Santander US Capital Markets LLC, acting as managers, Citibank N.A., Bank of America, N.A., Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, HSBC Bank USA, National Association, JPMorgan Chase Bank, National Association, New York Branch and Banco Santander, S.A., acting as forward purchasers and Citigroup Global Markets Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Santander US Capital Markets LLC acting as forward sellers.	S-3ASR	10/27/23	1.3
3.1	Amended and Restated Certificate of Incorporation of Equinix, Inc., as amended to date	10-K/A	12/31/02	3.1
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Equinix, Inc.	8-K	6/14/11	3.1

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Equinix, Inc.	8-K	6/11/13	3.1
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Equinix, Inc.	10-Q	6/30/14	3.4
3.5	Certificate of Designation of Series A and Series A-1 Convertible Preferred Stock	10-K/A	12/31/02	3.3
3.6	Amended and Restated Bylaws of Equinix, Inc.	8-K	3/13/23	3.1
4.1	Form of Common Stock Certificate	10-K	12/31/14	4.13
4.2	Indenture, dated as of December 12, 2017, between Equinix, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (the “Equinix Indenture”).	8-K	12/12/17	4.1
4.3	Form of Equinix, Inc. Note*
4.4	Indenture, dated as of March 18, 2024, between Equinix Europe 2 Financing Corporation LLC, as issuer, Equinix, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as Trustee (the “Equinix Europe 2 Finco Indenture”).				X
4.5	Form of Equinix Europe 2 Financing Corporation LLC Note*
4.6	Form of Specimen Preferred Stock Certificate*
4.7	Form of Certificate of Designation*
4.8	Form of Depositary Agreement*
4.9	Form of Warrant Agreement*
4.10	Form of Purchase Contract*
4.11	Form of Unit Agreement*
5.1	Opinion of Davis Polk & Wardwell LLP	S-3ASR	10/27/23	5.1
5.2	Opinion of Davis Polk & Wardwell LLP				X
8.1	Opinion of Sullivan & Worcester LLP regarding certain tax matters	S-3ASR	10/27/23	8.1
8.2	Opinion of Sullivan & Worcester LLP regarding certain tax matters				X
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm				X
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)	S-3ASR	10/27/23	5.1
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)				X
23.4	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1)	S-3ASR	10/27/23	23.5
23.5	Consent of Sullivan & Worcester LLP (included in Exhibit 8.2)				X

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
24.1	Equinix, Inc. Power of Attorney	S-3ASR	10/27/23
24.2	Equinix Europe 2 Financing Corporation LLC Power of Attorney (included on signature page of this registration statement)				X
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, with respect to the Equinix Indenture	S-3ASR	10/27/23	25.1
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, with respect to the Equinix Europe 2 Finco Indenture				X
107	Filing Fee Table				X

*
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

Item 17.    Undertakings
(a)
The undersigned registrants hereby undertake:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)
The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of that registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Equinix, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on March 18, 2024.
EQUINIX. INC.
By:
/s/ Charles J. Meyers

Name:    Charles J. Meyers
Title:     President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Charles J. Meyers	President, Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2024
* Keith D. Taylor	Chief Financial Officer (Principal Financial Officer)	March 18, 2024
* Simon Miller	Chief Accounting Officer (Principal Accounting Officer)	March 18, 2024
* Peter F. Van Camp	Executive Chairman	March 18, 2024
* Nanci Caldwell	Director	March 18, 2024
* Adaire Fox-Martin	Director	March 18, 2024
* Gary F. Hromadko	Director	March 18, 2024
* Thomas Olinger	Director	March 18, 2024
* Christopher B. Paisley	Director	March 18, 2024
* Jeetu Patel	Director	March 18, 2024

Signature	Title	Date
* Sandra L. Rivera	Director	March 18, 2024
* Fidelma Russo	Director	March 18, 2024

*By:
/s/ Charles J. Meyers

Name:   Charles J. Meyers
Title:    Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, Equinix Europe 2 Financing Corporation LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on March 18, 2024.
EQUINIX EUROPE 2
FINANCING CORPORATION LLC
By:
/s/ Brock Bryan

Name:    Brock Bryan
Title:     Manager
By:
/s/ Tara Risser

Name:    Tara Risser
Title:     Manager
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles J. Meyers, Keith D. Taylor, Brandi Galvin Morandi and Kurt Pletcher, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Charles J. Meyers Charles J. Meyers	Chief Executive Officer of Equinix, Inc. (Principal Executive Officer)	March 18, 2024
/s/ Keith D. Taylor Keith D. Taylor	Chief Financial Officer of Equinix, Inc. (Principal Financial Officer)	March 18, 2024
/s/ Simon Miller Simon Miller	Chief Accounting Officer of Equinix, Inc. (Principal Accounting Officer)	March 18, 2024
/s/ Brock Bryan Brock Bryan	Manager	March 18, 2024
/s/ Tara Risser Tara Risser	Manager	March 18, 2024